Exhibit 23.4
Consent of Independent Auditor
Franchise Group, Inc.
Virginia Beach, Virginia
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Franchise Group, Inc. of our report dated January 7, 2020, relating to the combined financial statements of Sears Outlet Stores (a carve-out business of Sears Hometown and Outlet Stores, Inc.) appearing in Franchise Group Inc.’s Current Report on Form 8-K/A dated January 8, 2020.

/s/ BDO USA, LLP
Chicago, Illinois
January 31, 2020